UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 30, 2018

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Shareholders’ Meeting (the “Meeting”) of Walmart Inc. (the “Company”) was held on May 30, 2018 in Rogers, Arkansas. As of the close of business on April 6, 2018, the record date for the Meeting, there were 2,952,478,528 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,758,921,910 shares of the Company’s common stock were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s shareholders voted on the matters set forth below.
Election of Directors
The Company’s shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Company’s proxy statement dated April 20, 2018. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen J. Easterbrook	2,502,270,243	4,503,723	1,930,447	250,217,497
Timothy P. Flynn	2,490,660,961	16,072,108	1,971,344	250,217,497
Sarah Friar	2,502,474,384	4,374,225	1,855,804	250,217,497
Carla A. Harris	2,422,764,322	84,084,402	1,855,689	250,217,497
Thomas W. Horton	2,489,247,121	17,515,040	1,942,252	250,217,497
Marissa A. Mayer	2,409,657,316	97,228,575	1,818,522	250,217,497
C. Douglas McMillon	2,493,242,004	13,526,684	1,935,725	250,217,497
Gregory B. Penner	2,442,862,065	63,820,494	2,021,854	250,217,497
Steven S Reinemund	2,395,581,172	111,153,372	1,969,869	250,217,497
S. Robson Walton	2,376,031,323	130,940,366	1,732,724	250,217,497
Steuart L. Walton	2,451,057,232	55,885,138	1,762,043	250,217,497
Company Proposals
Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 20, 2018. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,273,034,040	231,173,652	4,496,721	250,217,497

Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2019. The votes on this proposal were as follows:

For	Against	Abstain
2,728,929,344	27,069,552	2,923,014
There were no broker non-votes with respect to this proposal.
Shareholder Proposals

The Company’s shareholders voted upon and rejected a shareholder proposal regarding a policy that the chairman of the Company’s board of directors be independent. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
403,751,609	2,100,255,631	4,697,173	250,217,497

Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting that the Company prepare a report regarding racial or ethnic pay gaps. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
169,739,462	2,317,930,325	21,034,626	250,217,497

Other Matters
Pursuant to the advance-notice requirement of the Company’s bylaws, the Company’s shareholders voted upon and rejected a shareholder proposal that was raised from the floor of the annual meeting which requested that the Company grant shares of Company stock to Company associates in an amount equal in value to the amount of shares of Company stock repurchased by the Company. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2	2,508,701,002	3,409	250,217,497

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2018
WALMART INC.

	By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate